                                                                     EXHIBIT 5.1

                        WYRICK ROBBINS YATES & PONTON LLP
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506

                                December 31, 2001


Salix Pharmaceuticals, Ltd.
8540 Colonnade Center Drive
Suite 501
Raleigh, North Carolina 27615

        Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8
            --------------------------------------------------------------------

Ladies and Gentlemen:

         We have examined the Post-Effective Amendment No. 1 to Registration Statements on Form S-8 filed by Salix Pharmaceuticals, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the assumption by the Company of the Registration Statements on Form S-8 (Nos. 333-41801, 333-61497, 333-47586 and 333-63604) of Salix Pharmaceuticals, Ltd.
and the 1996 Stock Option Plan, as amended, thereunder (the "Plan"). We understand that the shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), are to be issued pursuant to the Plan. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus relating thereto, and any amendments thereto.

                                          Very truly yours,

                                          /s/  WYRICK ROBBINS YATES & PONTON LLP